UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 02, 2024

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 3, 2024 we issued a press release announcing first quarter 2024 results. A copy of the press release is included in this Current Report on Form 8-K as Exhibit 99.1 and is furnished herewith.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We held our Annual Meeting of Shareholders on May 2, 2024 (the “Annual Meeting”). At the Annual Meeting, our shareholders approved the adoption of an amendment to our Third Amended and Restated Bylaws (the “Bylaws”) to allow for exculpation of officers as permitted by Pennsylvania law (the “Officer Exculpation Proposal”), as further described under Item 5.07 below.

As a result of the shareholders’ approval of the Officer Exculpation Proposal, effective May 2, 2024, the Bylaws were amended to add Section 5.10, which provides that our officers shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless (i) the officer has breached or failed to perform the duties of an officer under Subchapter C of Chapter 17 of the Pennsylvania Associations Code of 1988, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This provision does not apply to (i) the responsibility or liability of an officer pursuant to any criminal statute, or (ii) the liability of an officer for the payment of taxes pursuant to federal, state or local law.

The foregoing summary of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the amendment to the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Four matters were considered and voted upon at the Annual Meeting: (1) the election of ten persons to serve on our Board of Directors; (2) the Officer Exculpation Proposal; (3) an advisory resolution to approve named executive officer compensation; and (4) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024.

Election of Directors: Nominations of Leroy M. Ball, Xudong Feng, Ph.D., Traci L. Jensen, David L. Motley, Albert J. Neupaver, Andrew D. Sandifer, Louis L. Testoni, Stephen R. Tritch, Nishan J. Vartanian and Sonja M. Wilkerson to serve as directors for one-year terms expiring in 2025 were considered, and all nominees were elected. All nominees received a majority of votes cast. The final voting results are as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Leroy M. Ball	18,507,124	322,082	4,204	1,159,108
Xudong Feng, Ph.D.	17,069,671	1,759,614	4,125	1,159,108
Traci L. Jensen	18,728,169	101,116	4,125	1,159,108
David L. Motley	17,125,725	1,702,798	4,887	1,159,108
Albert J. Neupaver	18,437,122	392,063	4,225	1,159,108
Andrew D. Sandifer	17,313,886	1,510,490	9,034	1,159,108
Louis L. Testoni	17,069,218	1,759,967	4,225	1,159,108
Stephen R. Tritch	18,401,626	427,563	4,221	1,159,108
Nishan J. Vartanian	18,773,923	54,966	4,521	1,159,108
Sonja M. Wilkerson	17,266,680	1,562,595	4,135	1,159,108

Amendment to the Bylaws to Allow for Exculpation of Officers: The proposal to adopt an amendment to the Bylaws to allow for exculpation of officers as permitted by Pennsylvania law was approved. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
17,501,283	1,324,618	7,509	1,159,108

Advisory Resolution to Approve Named Executive Officer Compensation: The advisory resolution approving the compensation of our named executive officers as disclosed in the Notice of Annual Meeting and Proxy Statement for the 2024 Annual Meeting was approved. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
18,488,847	314,343	30,220	1,159,108

Ratification of Appointment of KPMG LLP: The Audit Committee of our Board of Directors appointed KPMG LLP as our independent registered public accounting firm for the year 2024. The final voting results to ratify the appointment of KPMG LLP are as follows:

For	Against	Abstain
19,671,453	265,015	56,050

There were no broker non-votes with respect to this matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment to Third Amended and Restated Bylaws of Koppers Holdings Inc., effective May 2, 2024
99.1	Press Release dated May 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2024

KOPPERS HOLDINGS INC.

By:	/s/ Jimmi Sue Smith
Jimmi Sue Smith
Chief Financial Officer